As filed with the Securities and Exchange Commission on May 12, 1999
                                             Registration No. 333-________

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                                 ------------
                                   FORM S-8
                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933
                                 ------------
                             PAUL MUELLER COMPANY
            (Exact name of Registrant as specified in its charter)
                                 ------------
     Missouri                                                44-0520907
(State or other jurisdiction of         (I.R.S. Employer Identification No.)
incorporation or organization)
                               1600 West Phelps
                         Springfield, Missouri 65802
                                (417) 831-3000
   (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)
                                 ------------
              PAUL MUELLER COMPANY 1999 LONG-TERM INCENTIVE PLAN
                           (Full Title of the Plan)
                                 ------------
                               Donald E. Golik
                        Senior Vice President and CFO
                             Paul Mueller Company
                               1600 West Phelps
                         Springfield, Missouri 65802
                                (417) 831-3000
     (Name, address, including zip code, and telephone number, including area code, of agent for service)
                                 ------------
                                   Copy to:
                           James W. Kapp, Jr., Esq.
                       Spencer Fane Britt & Browne LLP
                        1000 Walnut Street, Suite 1400
                         Kansas City, Missouri  64106
                                (816) 292-8141
                                 ------------
                       CALCULATION OF REGISTRATION FEE
Title of        Amount       Proposed Maximum  Proposed Maximum   Amount of
Securities to   to be        Offering Price    Aggregate          Registration
be Registered   Registered   Per Share(1)      Offering Price(2)  Fee

Common Stock,
$1.00 par value              $36.00
per share       180,000(3)   $32.5625          $5,931,375         $1,648.92

(1) Computed pursuant to Rule 457(h) and (c) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee. Options to purchase 20,400 shares will be granted on the day after the filing of this Registration Statement and the proposed maximum offering price per share for such shares has been included at the exercise price of $36 per share. The proposed maximum offering price per share for the remaining 159,600 shares has been estimated based upon the average of the high and low sales prices on May 10, 1999, for Registrant's common stock as reported by the NASDAQ Stock Market.
(2) Pursuant to Rule 457(h) and (c), the proposed maximum aggregate offering price has been calculated by adding the maximum aggregate offering price for 20,400 shares subject to options ($734,400) to the maximum aggregate offering price of the remaining 159,600 shares ($5,196,975).
(3) This Registration Statement also covers such additional shares of Common Stock as may be issuable pursuant to antidilution provisions.

                                    PART II

                          INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     Paul Mueller Company (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents filed by it with the Securities and Exchange Commission (the "Commission"):

     (a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 1998, filed pursuant to Section 13(a) of the Securities Exchange Act of 1934 (the "Exchange Act");

     (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report referred to in (a) above.

     (c) The description of the Registrant's Common Stock, par value $1.00 per share (the "Common Stock"), contained in the Registrant's Registration Statement on Form 8-A filed with the Commission on May 4, 1970, pursuant to the Exchange Act (File No. 0-04791).

     In addition, all documents and reports filed by the Registrant subsequent to the date hereof pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents or reports.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

     Not applicable. (The Common Stock is registered under Section 12 of the Exchange Act.)

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 351.355 of The General and Business Corporation Law of Missouri ("Section 351.355"), in summary, empowers a Missouri corporation, within certain limitations, to indemnify its officers, directors, employees and agents against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by them in connection with any suit or proceeding other than by or on behalf of the corporation, if they acted in good faith and in a manner reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to a criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful.

     With respect to actions by or on behalf of the corporation, Section
351.355 permits a corporation to indemnify its officers, directors, employees and agents against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit, provided such person meets the standard of conduct described in the preceding paragraph, except that no indemnification is permitted in respect of any claim where such person has been found liable to the corporation, unless the court in which such action or suit was brought determines that such person is fairly and reasonably entitled to be indemnified for such expenses which the court shall deem proper.

     Article Thirteen of the Restated Certificate of Incorporation of the Company provides for the indemnification of officers and directors and certain other parties of the Company to the fullest extent permitted by law. In addition, the Company has entered into Indemnification Agreements with its directors and officers pursuant to which the Company generally is obligated to indemnify its directors and officers to the maximum extent permitted by law. The Company also maintains directors and officers liability insurance.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.  EXHIBITS.

     Reference is made to the Exhibit Index filed herewith.

ITEM 9.  UNDERTAKINGS.

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

              provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                     SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Springfield, State of Missouri, on the 12th day of May, 1999.

                                           PAUL MUELLER COMPANY

                                                Donald E. Golik
                                           By:_________________________
                                           Name:  Donald E. Golik
                                           Title:  Senior Vice President and
                                                   Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signatures                    Title                              Date
---------------------------------------------------------------------------


Paul Mueller
________________________           Chairman and Director
*Paul Mueller


Daniel C. Manna
________________________           President and Chief Executive
Daniel C. Manna                    Officer and Director


Donald E. Golik
________________________           Senior Vice President and Chief
Donald E. Golik                    Financial Officer, Secretary, and
                                   Director

Gerald A. Cook
________________________           Director
*Gerald A. Cook


William B. Johnson
________________________           Director
*William B. Johnson


David T. Moore
________________________           Director
*David T. Moore


William R. Patterson
________________________           Director
*William R. Patterson


     Donald E. Golik
*By:____________________
     Donald E. Golik
     (Attorney-in-Fact)

                             PAUL MUELLER COMPANY

                                 EXHIBIT INDEX

Exhibit
Number                   Description

4.1 Restated Articles of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3 to the Registrant's Annual Report on Form 10-K filed with the Commission for the year ended December 31, 1991).

4.2 Restated Bylaws of the Registrant (incorporated herein by reference to Exhibit 3 to the Registrant's Annual Report on Form 10-K filed with the Commission for the year ended December 31, 1991).

4.3 Paul Mueller Company 1999 Long-Term Incentive Plan (incorporated herein by reference to Exhibit A to the Registrant's 1999 Proxy Statement filed with the Commission on March 26, 1999).

5 Opinion of Spencer Fane Britt & Browne LLP regarding the validity of the Common Stock.

23.1   Consent of Arthur Anderson LLP.

23.2   Consent of Spencer Fane Britt & Browne LLP (included in Exhibit 5).

24     Power of Attorney

                                                                 Exhibit 5

                                                               May 12, 1999



Board of Directors
Paul Mueller Company
1600 West Phelps
Springfield, MO  65802

Gentlemen:

     This firm has acted as counsel to Paul Mueller Company, a Missouri corporation (the "Company"), in connection with its registration, pursuant to a registration statement on Form S-8 filed on or about the date hereof (the "Registration Statement"), of 180,000 shares of Common Stock, par value $1.00 per share, of the Company (the "Shares"), pursuant to the Paul Mueller Company 1999 Long-Term Incentive Plan (the "Plan"). This letter is furnished to you pursuant to the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. Section 229.601(b)(5), in connection with such registration.

     For purposes of this opinion letter, we have examined copies of the following documents:

          1.   An executed copy of the Registration Statement.

          2. A copy of the Plan, as certified by the Secretary of the Company on the date hereof as then being complete, accurate, and in effect.

          3. The Restated Articles of Incorporation of the Company, as certified by the Secretary of the Company on the date hereof as then being complete, accurate, and in effect.

          4. The Restated Bylaws of the Company, as certified by the Secretary of the Company on the date hereof as then being complete, accurate, and in effect.

          5. Resolutions of the Board of Directors of the Company adopted on January 26, 1999, relating to the approval of the Plan, as certified by the Secretary of the Company on the date hereof as then being complete, accurate, and in effect.

          6. Resolutions of the stockholders of the Company adopted on May 3, 1999, relating to the approval of the Plan, as certified by the Secretary of the Company on the date hereof as then being complete, accurate, and in effect.

     We have not, except as specifically identified above, made any independent review or investigation of factual or other matters, including the organization, existence, good standing, assets, business or affairs of the Company or its subsidiaries. In our examination of the aforesaid certificates, records, and documents, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity, accuracy, and completeness of all documents submitted to us as originals, and the authenticity, accuracy, and completeness in conformity with the original documents of all documents submitted to us as certified, telecopied, photostatic, or reproduced copies. We have assumed the authenticity and accuracy of the foregoing certifications of corporate officers, on which we are relying, and have made no independent investigations thereof.
This opinion is given in the context of the foregoing.

     This opinion letter is based as to matters of law solely on The General Business and Corporation Law of Missouri. We express no opinion herein as to any other laws, statutes, regulations, or ordinances. Based upon, subject to, and limited by the foregoing, we are of the opinion that the Shares, when issued and delivered in the manner and on the terms contemplated in the Registration Statement and the Plan (with the Company having received the consideration therefore, the form of which is in accordance with applicable law), will be validly issued, fully paid, and non-assessable by the Company.

     We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter. This opinion letter has been prepared solely for your use in connection with the filing of the Registration Statement on the date of this letter, and may not be quoted in whole or in part or otherwise be referred to, nor be filed with or furnished to any governmental agency or other person or entity, without the prior written consent of this firm.

     We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.

                                   Very truly yours,

                                   SPENCER FANE BRITT & BROWNE LLP

                                                              Exhibit 23.1

                     CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 12, 1999, included in Paul Mueller Company's Form 10-K for the year ended December 31, 1998, and to all references to our firm included in this registration statement.

                                           ARTHUR ANDERSEN LLP

Kansas City, Missouri,
      May 12, 1999

                                                                Exhibit 24
                        POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Daniel C. Manna and Donald E. Golik, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (until revoked in writing), to sign the Registration Statement on Form S-8 relating to 180,000 shares of Common Stock of Paul Mueller Company, and any and all amendments, including post-effective amendments and supplements, to such Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his or their substitute may lawfully do or cause to be done by virtue hereof.

Signatures                    Title                              Date
-------------------------------------------------------------------------

Paul Mueller
____________________     Chairman and Director
Paul Mueller

Daniel C. Manna
____________________     President and Chief Executive Officer
Daniel C. Manna          and Director

Donald E. Golik
____________________     Senior Vice President, Chief Financial
Donald E. Golik          Officer, Secretary and Director

Gerald A. Cook
____________________     Director
Gerald A. Cook

William B. Johnson
____________________     Director
William B. Johnson

William R. Patterson
____________________     Director
William R. Patterson

David T. Moore
____________________     Director
David T. Moore